EXHIBIT 22.1
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                                  SUBSIDIARIES
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1919 Riverside Corp.
1919 Riverside Redemption Amusement Center Inc.
Aiken Bingo, Inc.
Ambler Bingo, Inc.
Ambler Charitable Bingo RE Inc
Ambler Redemption Amusement Center Inc.
Americana I, Inc.
Americana II, Inc.
Americana III, Inc.
Americana IV, Inc.
Bing-O-Rama, Inc.
Capitol Charities, Inc.
Charity Bingo, Inc.
Columbia One Corp.
Concessions Corp.
Conway Bingo, Inc.
Galley Hall Bingo RE Inc
Gamecock Promotions, Inc.
Hidalgo Charities Inc.
Hidalgo Partnership, Ltd
Hidalgo Redemption Amusement Center Inc.
Lavaca Enterprises, Inc.
Littlefield Charitable Bingo Management Consulting Inc.
Littlefield Corporation
Littlefield General Partner Inc.
Littlefield Hospitality Inc.
Low Country Promotions, Inc.
LTFD Management Co Inc
Lucky Bingo, Inc.
Meeks Management Company
Midland Lucky Ltd
Midlands Promotions, Inc.
Parkway Bingo, Inc.
Port Arthur Charitable Bingo Inc.
S.A. Charities, Inc.
SA Charitable Bingo RE Inc.
San Angelo Charitable Bingo II Inc.
San Angelo Charitable Bingo Inc.
San Angelo Redemption Amusement Center Inc.
Southern Blvd Bingo
Strike It Rich Bingo, Inc.
The Samaritan Associates, Inc.
TX Charities, Inc.
Waco Charitable Bingo Inc.
Walterboro Bingo Inc.
West TX Bingo, Inc.